Exhibit 99.1

Independent Auditors’ Report

To the Members of Blackstone Group Management L.L.C.:

We have audited the accompanying statement of financial condition of Blackstone Group Management L.L.C. (the “Company”) as of December 31, 2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of Blackstone Group Management L.L.C. as of December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

February 26, 2010

BLACKSTONE GROUP MANAGEMENT L.L.C.

Statement of Financial Condition

As of December 31, 2009

Assets
Cash	$1

Members’ Capital
Members’ Capital	$1

Notes to Statement of Financial Condition

1.	ORGANIZATION

Blackstone Group Management L.L.C. (the “Company”) was formed as a Delaware limited liability company on March 12, 2007. The Company is the general partner of The Blackstone Group L.P. (“Blackstone”).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting—The Statement of Financial Condition has been prepared in accordance with accounting principles generally accepted in the United States of America.

3.	RELATED PARTY TRANSACTIONS

All costs incurred by the Company in the management and operation of Blackstone are allocated to, and reimbursed from, Blackstone.